UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 2040
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 5, 2024, CG Oncology, Inc. (the Company) issued a press release entitled “Groundbreaking Cretostimogene Grenadenorepvec Monotherapy Data Demonstrates Sustained, Durable Complete Responses in High-Risk BCG-Unresponsive Non-Muscle Invasive Bladder Cancer.” The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On December 5, 2024, the Company posted an updated corporate presentation on the Company’s website. Investors may access the presentation by visiting the “Investor Relations” section of the Company’s website at www.cgoncology.com. The Company plans to use its website to disseminate future updates to its corporate presentation and does not intend to file or furnish a Form 8-K alerting investors each time the presentation is updated.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

By furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation available on the Company’s website. The information contained in the corporate presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item 7.01, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases, by updating its website or through other public disclosure.

Item 8.01	Other Events.

On December 5, 2024, the Company reported topline data from the BOND-003 Phase 3 clinical trial evaluating the efficacy and safety of cretostimogene as monotherapy in patients with high-risk BCG-unresponsive non-muscle invasive bladder cancer (NMIBC). These topline data showed that 74.5% of patients (82 out of 110) (95% confidence interval (CI), 65.4-82.4%) achieved a complete response (CR) at any time, as of the data cutoff date on September 30, 2024. Median duration of response (DOR) was not reached as of the cutoff date, but was greater than 27 months. Median follow-up in responders was also not yet reached, but was at least 14.5 months as of the data cutoff.

Additionally, as of the data cutoff date on September 30, 2024, the CR rate of patients at 12 months was 46% (51 out of 110) (95% CI, 36.9-56.1%) including two additional responders confirmed after the data cutoff. There are 25 confirmed CRs that have reached the 24-month timepoint and beyond. The Kaplan-Meier estimates for CR rate at 12 and 24 months were 50% (95% CI, 39.6-58.9%) and 41% (95% CI, 30.4-50.8%), respectively. Progression-free survival (PFS) at 12 months was 97.3% with no patients progressing to muscle invasive cancer, and cystectomy-free survival (CFS) at 12 months was 90.0%. The estimated DOR probability at 12 months and 24 months was 63.5% (95% CI, 51.2-73.4%) and 56.6% (95% CI, 43.3-67.8%), respectively. 50.0% of patients reinduced with oncolytic immunotherapy converted to CR, 64.3% remained in durable response after conversion to CR and patients continued in CR after treatment completion. A CR is defined as having a negative cystoscopy, a negative urine cytology and a negative biopsy. In addition, all patients at the 12-month timepoint undergo mandatory, systematic bladder mapping of five locations, biopsy of the prostatic urethra and upper tract-imaging to confirm CR and detect possible occult disease in the bladder.

Cretostimogene has been generally well-tolerated in the trial as of the safety cutoff date of September 30, 2024. There were no Grade 3 or higher treatment-related adverse events (TRAEs) or deaths reported, and two patients (1.8%) had serious TRAEs (Grade 2) of noninfective cystitis and clot retention. No treatment-related discontinuations of cretostimogene were observed. 97.3% of patients completed all protocol-defined treatments, demonstrating favorable patient adherence and compliance. The most common TRAEs (≥10%) were bladder spasm (25.0%), pollakiuria (20.5%), dysuria (19.6%), micturition urgency (15.2%) and hematuria (13.4%), as of the safety cutoff date of September 30, 2024.

BOND-003 is a single-arm, Phase 3, monotherapy clinical trial for the treatment of patients with high-risk BCG-unresponsive NMIBC with carcinoma in situ with or without Ta or T1 papillary tumors. The fully enrolled global trial with a total of 112 patients is currently ongoing in North America and the Asia-Pacific region. Two patients were not evaluable due to discontinuations unrelated to study drug. The primary endpoint of the study is CR at any time, with DOR, PFS and CFS among the secondary endpoints. The highly pre-treated study population includes patients with prior intravesical chemotherapy and systemic immunotherapy.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the potential therapeutic benefits of cretostimogene for high-risk and intermediate-risk NMIBC patients and its potential to have best-in-class durable response and meaningfully improve patient outcomes, and the importance of the data as they relate to addressing bladder cancer. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: additional patient data related to cretostimogene that continues to become available may be inconsistent with the data produced as of the data cutoff, and further analysis of existing data and analysis of new data may lead to conclusions different from those established as of the date hereof; results from earlier clinical trials and preclinical studies not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of cretostimogene that may limit its development, regulatory approval, and/or commercialization; potential delays in the commencement, enrollment and completion of clinical trials; competitive developments with respect to current and other investigational NMIBC treatments may adversely affect the commercial opportunity of cretostimogene; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC (which are available at http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: December 5, 2024	By:	/s/ Josh Patterson
	Name:	Josh Patterson
	Title:	General Counsel and Chief Compliance Officer